Exhibit 99.1

Verrica Pharmaceuticals Reports First Quarter 2024 Financial Results

– Reports YCANTH® revenue of $3.2M for first quarter of 2024 –

– Over 228 million lives now covered to date on commercial insurance, managed Medicaid, Tricare and Federal Employee plans –

– Preliminary Phase 2 results for VP-315 in the treatment of basal cell carcinoma (BCC) expected in the second quarter of 2024 –

– Conference Call Scheduled for Today at 8:30 am ET –

WEST CHESTER, PA –May 13, 2024 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (“Verrica”) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced financial results for the first quarter ended March 31, 2024.

“The first quarter of 2024 marked a period of significant accomplishments across our business, as we continued to expand utilization of YCANTH, received a permanent J-Code from CMS, and secured new chemical entity status from the FDA for YCANTH,” said Ted White, Verrica’s President and Chief Executive Officer. “I am also pleased to report that we have seen a meaningful uptick in prescription growth and onboarding of buy and bill accounts following the listing of the permanent J-Code for YCANTH, which went into effect on April 1.

“Looking ahead, this quarter we expect to announce Phase 2 results from our lead pipeline candidate, VP-315, which is being evaluated for the treatment of basal cell carcinoma. As a potential first-in-class oncolytic peptide, VP-315 is designed to have a direct killing activity of the cancer cells, and also to stimulate the immune system to recognize, infiltrate, and attack the cancer. We expect to share data from the Phase 2 study later this quarter, and we are excited about VP-315’s potential to provide an important treatment alternative for the thousands of patients who are diagnosed each year with BCC.”

Conference Call and Webcast Information

The Company will host a conference call today, Monday, May 13, 2024, at 8:30 AM, Eastern Time, to discuss its first quarter 2024 financial results and provide a business update. To participate in the conference call, please utilize the following information:

Domestic Dial-In Number: Toll-Free: 1-877-407-4018

International Dial-In Number: 1-201-689-8471

Conference ID: 13746100

Call me™:

•	https://callme.viavid.com/viavid/?callme=true&passcode=13741589&h=true&info=company-email&r=true&B=6

•	Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ link for instant telephone access to the event.

•	Call me™ link will be made active 15 minutes prior to scheduled start time.

The call will also be broadcast live over the Web and can be accessed on Verrica Pharmaceuticals’ website: www.verrica.com or directly at https://viavid.webcasts.com/starthere.jsp?ei=1666934&tp_key=caf7d1fe6b

The conference call will also be available for replay for one month on the Company’s website in the Events Calendar of the Investors section.

Business Highlights and Recent Developments

YCANTH (VP-102)

•

On March 26, 2024, the Company announced that YCANTH received New Chemical Entity (“NCE”) Status and a listing in the Orange Book from the U.S. Food and Drug Administration (“FDA”), providing a minimum five years of regulatory exclusivity. The Company’s U.S. patents and pending patent applications related to YCANTH are projected to expire between 2034 and 2041, excluding any patent term adjustment or patent term extension.

•

On January 29, 2024, the Company announced that the Centers for Medicare & Medicaid Services (CMS) issued a permanent J-Code (J7354) for YCANTH. Under the Healthcare Common Procedure Coding System (HCPCS) process, the J-Code for YCANTH will become fully published April 1, 2024. The Company believes that securing a permanent J-Code will accelerate utilization of YCANTH among the U.S. Medicaid and Medicare patient populations and will streamline billing and the reimbursement process.

•

On January 4, 2024, the Company announced that it received the minutes from the Company’s recent Type C meeting with the FDA, which was held on November 6, 2023, to discuss the Phase 3 clinical development plan for YCANTH for the treatment of common warts. Verrica believes that the Type C meeting satisfied its objective of gaining the FDA’s advice and agreement on the overall design of a pivotal Phase 3 study of YCANTH that would support an efficacy supplement for the proposed indication of common warts.

•	On January 3, 2024, the Company announced that it expanded its distribution network by entering into an agreement with Walgreen Co. to distribute YCANTH through its specialty pharmacy.

VP-315

•

On January 5, 2024, the Company announced that the last patient had been dosed in Part 2 of its ongoing Phase 2 trial of VP-315, a potential first-in-class oncolytic peptide, for the treatment of basal cell carcinoma. The Phase 2 trial is a two-part, open-label, multicenter, dose-escalation, proof-of-concept study with a safety run-in designed to assess the safety, pharmacokinetics, and efficacy of VP-315 when administered intratumorally to adults with biopsy-proven basal cell carcinoma. The study is expected to enroll approximately 80 adult subjects with a histological diagnosis of basal cell carcinoma in at least one eligible target lesion. For additional information about this clinical trial, please visit clinicaltrials.gov, identifier NCT05188729.

First Quarter 2024 Financial Results

•

Verrica recognized product revenue of $3.2 million in the first quarter of 2024. As commercial sales of YCANTH began in the third quarter of 2023, Verrica did not recognize any product revenue prior to that point.

•

Verrica recognized collaboration revenues of $0.6 million for the three months ended March 31, 2024 related to the Collaboration and License Agreement with Torii Pharmaceutical Co., Ltd (“Torii”) for supplies and development activity with Torii.

•

Selling, general and administrative expenses were $16.3 million in the first quarter of 2024, compared to $4.3 million for the same period in 2023. The increase of $12.0 million was primarily due to higher expenses related to commercial activities for YCANTH, including increased compensation, recruiting fees, benefits and travel due to ramp-up of sales force of $6.2 million, increased marketing and sponsorship costs of $2.3 million, other commercial activity of $1.9 million, and increased legal costs of $0.6 million.

•

Research and development expenses were $4.9 million in the first quarter of 2024, compared to $2.7 million for the same period in 2023. The increase of $2.2 million was primarily related to increased clinical costs for VP-315 of $1.5 million and increased headcount related costs of $0.6 million.

•

Costs of product revenue were $0.5 million for the quarter ended March 31, 2024 including product costs of $0.2 million and obsolete inventory write-off of $0.3 million. Product costs were $0.1 million lower as some materials were expensed as research and development costs prior to FDA approval.

•

Costs of collaboration revenue were $0.6 million for the quarter ended March 31, 2024, compared to $0.1 million for the quarter ended March 31, 2023. These costs of collaboration revenue consisted of payments for manufacturing supply to support development and testing services pursuant to the Torii Clinical Supply Agreement.

•

Interest income was $0.6 million for the three months ended March 31, 2024, compared to $0.5 million for the same period in 2023. The increase of $0.1 million was primarily due to higher interest rates.

•	Interest expense of $2.3 million for the three months ended March 31, 2024 consisted of interest expense related to the OrbiMed Credit Agreement that commenced in July 2023.

•	For the quarter ended March 31, 2024, net loss was $20.3 million, or $0.44 per share, compared to a net loss of $6.6 million, or $0.15 per share, for the same period in 2023.

•	For the quarter ended March 31, 2024, non-GAAP net loss was $17.8 million, or $0.38 per share, compared to a non-GAAP net loss of $5.5 million, or $0.13 per share, for the same period in 2023.

•

As of March 31, 2024, Verrica had cash and cash equivalents of $48.9 million. Verrica believes that its existing cash and cash equivalents as of March 31, 2024 will be sufficient to support planned operations into the first quarter of 2025.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation charges and non-cash interest expense that are required by GAAP. Verrica excludes non-cash stock-based compensation expense from these non-GAAP measures to facilitate comparison to peer companies who also provide similar non-GAAP disclosures and because it reflects how management internally manages the business. In addition, Verrica excludes non-cash interest expense from these non-GAAP measures to facilitate an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies who also provide similar non-GAAP disclosures and because it is reflective of how management internally manages the business. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(in thousands except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Product revenue, net	$3,232	$—
Collaboration revenue	594	37

Total revenue	3,826	37

Operating expenses:
Selling, general and administrative	16,339	4,319
Research and development	4,948	2,739
Cost of product revenue	546	—
Cost of collaboration revenue	592	68

Total operating expenses	22,425	7,126

Loss from operations	(18,599)	(7,089)
Interest income	598	500
Interest expense	(2,319)	—
Other expense	(11)	—

Net loss	$(20,331)	$(6,589)

Net loss per share, basic and diluted	$(0.44)	$(0.15)

Weighted-average common shares outstanding, basic and diluted	46,483,669	43,023,379

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(in thousands)

(unaudited)

	March 31, 2024	December 31, 2023
Cash and cash equivalents	$48,939	$69,547
Other current assets	12,437	7,983

Total current assets	61,376	77,530
PP&E and other non-current assets	4,931	4,067

Total assets	$66,307	$81,597

Total liabilities	$64,799	$61,834
Total stockholders’ equity	1,508	19,763

Total liabilities and stockholders’ equity	$66,307	$81,597

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except per share data)

	Three Months Ended March 31, 2024
	Loss from operations	Net loss	Net loss per share
GAAP	$(18,599)	$(20,331)	$(0.44)
Non-GAAP Adjustments:
Stock-based compensation
Selling, general, and administrative (a)	1,622	1,622	—
Stock-based compensation
Research and development (a)	450	450	—
Non-cash interest expense (b)	—	483	—

Adjusted	$(16,527)	$(17,776)	$(0.38)

	Three Months Ended March 31, 2023
	Loss from operations	Net loss	Net loss per share
GAAP	$(7,089)	$(6,589)	$(0.15)
Non-GAAP Adjustments:
Stock-based compensation
Selling, general, and administrative (a)	836	836	—
Stock-based compensation
Research and development (a)	258	258	—

Adjusted	$(5,995)	$(5,495)	$(0.13)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. Verrica believes this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest charges are excluded because Verrica believes such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

About YCANTH™

YCANTH™ is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin delivered via a single-use applicator that allows for precise topical dosing and targeted administration for the treatment of molluscum. YCANTH™ is the first and only commercially available product approved by the FDA to treat molluscum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. Please visit YCANTHPro.com for additional information.

In addition, Verrica has successfully completed a Phase 2 study of YCANTH™ (VP-102) for the treatment of common warts and a Phase 2 study of YCANTH™ (VP-102) for the treatment of external genital warts.

YCANTH™ should only be administered by a trained healthcare professional. YCANTH™ is not for home use.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. Verrica’s lead product, YCANTH™ (cantharidin), is the first treatment approved by the FDA to treat pediatric and adult patients with molluscum contagiosum, a highly contagious viral skin infection affecting approximately 6 million people in the United States, primarily children. YCANTH™ (VP-102) is also in development to potentially treat common warts and external genital warts, two of the largest unmet needs in medical dermatology. Verrica has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize VP-315 (formerly LTX-315 and VP-LTX-315) for dermatologic oncology conditions. Verrica is developing VP-103, its second cantharidin-based product candidate, for the treatment of plantar warts. For more information, visit www.verrica.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the continuing commercial launch of YCANTH™, the potential for the J-Code to accelerate utilization of YCANTH, future financial performance, the clinical development of Verrica’s product candidates, including the timing of reporting data from clinical trials, the potential benefits of YCANTH and Verrica’s product candidates and Verrica’s ability to fund its operations into the first quarter of 2025. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

Terry Kohler

Chief Financial Officer

tkohler@verrica.com

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

Chris Calabrese

LifeSci Advisors

ccalabrese@lifesciadvisors.com